UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 23, 2011

JAMES RIVER COAL COMPANY

(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT

Common Stock Offering

On March 23, 2011, James River Coal Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with UBS Securities LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named on Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to sell 6,650,000 shares of its common stock, par value $0.01 per share (“Common Stock”), plus up to an additional 997,500 of Common Stock subject to the Underwriters’ over-allotment option, to the Underwriters at a price per share of $23.50, such shares to be offered for resale by the Underwriters under a prospectus filed with the Securities and Exchange Commission pursuant to the Company’s registration statement on Form S-3 (File No. 333-168628), which became effective on September 23, 2010 and was subsequently amended on several occasions and supplemented by a Registration Statement on Form S-3 (Registration No. 333-172998) relating to the Common Stock that was filed with the Securities and Exchange Commission on March 22, 2011 pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) (the “Common Stock Offering”).  On March 25, 2011, the Underwriters exercised the over-allotment option granted by the Company and as a result purchased the additional 997,500 shares of Common Stock.

On March 29, 2011, the Common Stock Offering was completed, resulting in the sale of 7,467,500 shares of Common Stock to the Underwriters and net proceeds to the Company of approximately $170.73 million (after payment of the underwriting discount, but excluding estimated offering expenses).

The description of the Underwriting Agreement set forth above is a summary, is not meant to be a complete description of the Underwriting Agreement, and is qualified by reference to the Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

An updated Exhibit 5 opinion and consent of Kilpatrick Townsend & Stockton LLP regarding the legality of the shares of Common Stock to be issued in the Common Stock Offering is filed as Exhibit 5.1 to this report and incorporated herein by reference.

Convertible Senior Notes Offering

On March 23, 2011, the Company entered into a purchase agreement (the “Convertible Senior Notes Purchase Agreement”) with Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives of the several initial purchasers named on Schedule A thereto (the “Initial Purchasers”), pursuant to which the Company agreed to sell $200 million principal amount of 3.125% convertible senior notes due 2018 (the “Convertible Senior Notes), plus up to an additional $30 million of Convertible Senior Notes subject to the Initial Purchasers’ over-allotment option, to the Initial Purchasers in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act (the “Convertible Senior Notes Offering”).  On March 24, 2011, the Initial Purchasers exercised the over-allotment option granted by the Company and as a result purchased the additional $30 million principal amount of Convertible Senior Notes.

On March 29, 2011, the Convertible Senior Notes Offering was completed, resulting in the sale of $230 million principal amount of Convertible Senior Notes to the Initial Purchasers and net proceeds to the Company of approximately $223.10 million (after payment of the Initial Purchasers’ discount, but excluding estimated offering expenses).

The Company issued the Convertible Senior Notes under an indenture dated as of March 29, 2011 (the “Convertible Senior Notes Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).  The Convertible Senior Notes bear interest at a rate of 3.125% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2011.  The Convertible Senior Notes will mature on March 15, 2018 subject to earlier repurchase or conversion.

Holders may convert their Convertible Senior Notes at their option prior to December 15, 2017 under the following circumstances: (1) the Convertible Senior Notes will be convertible during any calendar quarter after the calendar quarter ending June 30, 2011, and only during such calendar quarter, if the closing sale price of the Common Stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of such Convertible Senior Notes in effect on the last trading day of the immediately preceding calendar quarter; (2) the Convertible Senior Notes will be convertible during the five consecutive business days immediately after any five consecutive trading day period (the “Note Measurement Period”) in which the trading price per $1,000 principal amount of the Convertible Senior Notes for each trading day of that Note Measurement Period was equal to or less than 97% of the product of the closing sale price of shares of Common Stock and the applicable conversion rate for such trading day; (3) the Convertible Senior Notes will be convertible if the Company makes certain distributions on the Common Stock or engages in certain corporate transactions; and (4) the Convertible Senior Notes will be convertible if the acquisition by the Company of International Resource Partners LP and its subsidiaries (the “IRP Acquisition”) is not consummated and the Company exercises its related option to redeem the Convertible Senior Notes.  In addition, the Convertible Senior Notes will be convertible irrespective of the foregoing circumstances from, and including, December 15, 2017 to, and including, the business day immediately preceding the maturity date of the Convertible Senior Notes.

Upon conversion, the Company will have a right to deliver cash, shares of Common Stock or a combination thereof.  The initial conversion rate for the Convertible Senior Notes will be 32.7332 shares of Common Stock per $1,000 principal amount of the Convertible Senior Notes, representing an initial conversion price of approximately $30.55 per share of Common Stock.   The conversion rate, and thus the conversion price, will be subject to adjustment in certain events but will not be adjusted for accrued interest, including any additional interest.  In addition, the conversion rate will be increased for holders who elect to convert their Convertible Senior Notes in connection with certain events constituting a make-whole fundamental change (as described in Section 10.15 of the Convertible Senior Notes Indenture).

Upon a fundamental change (as described in Section 3.02 of the Convertible Senior Notes Indenture), holders may require the Company to repurchase all or a portion of their Convertible Senior Notes at a purchase price in cash equal to 100% of the principal amount of the Convertible Senior Notes to be repurchased, plus any accrued and unpaid interest to, but excluding, the fundamental change repurchase date.  Such repurchase would constitute an event of default under the Company’s existing revolving credit facility which would allow the lenders under the Company’s existing revolving credit facility to foreclose on their collateral, terminate their commitments and accelerate their loans, which would trigger an event of default with respect to the Convertible Senior Notes.  The Convertible Senior Notes are not redeemable at the Company’s option prior to maturity.

The Convertible Senior Notes Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Senior Notes then outstanding may declare the unpaid principal of the Convertible Senior Notes and any accrued and unpaid interest thereon immediately due and payable.  In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Convertible Senior Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

The Convertible Senior Notes will rank equally with all of the Company’s existing and future senior unsecured indebtedness.  The Convertible Senior Notes will be effectively subordinated to all of the Company’s existing and future secured indebtedness (to the extent of the assets securing such indebtedness) and structurally subordinated to all existing and future liabilities of the Company’s subsidiaries, including trade payables.  The Convertible Senior Notes Indenture does not limit the amount of debt that the Company or its subsidiaries may incur.

The Company will pay additional interest at a rate of 0.50% per annum on the Convertible Senior Notes if, at any time during the six-month period beginning on, and including the date which is six months after the last date of original issuance of the Convertible Senior Notes, the Company fails to timely file any document or report that it is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8-K), or the Convertible Senior Notes are not otherwise freely tradable by holders other than the Company’s affiliates (as a result of restrictions pursuant to U.S. securities law or the terms of the Convertible Senior Notes Indenture or the Convertible Senior Notes).  Further, if, and for so long as, the restrictive legend on the Convertible Senior Notes has not been removed, the Convertible Senior Notes are assigned a restricted CUSIP number or the Convertible Senior Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities law or the terms of the Convertible Senior Notes Indenture or the Convertible Senior Notes) as of the 365th day after the last date of original issuance of the Convertible Senior Notes, the Company will pay additional interest at a rate of 0.50% per annum on the Convertible Senior Notes until the Convertible Senior Notes are freely tradable.

If the Company fails to deliver to the Trustee a copy of each report that the Company is required to file with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (after giving effect to all applicable grace periods thereunder) and to otherwise comply with the requirements of Section 314(a) of the Trust Indenture Act of 1939, as amended, the Company will, for the first 180 days immediately following the occurrence of such event of default, pay additional interest at a rate of (i) 0.25% of the outstanding principal amount of the Convertible Senior Notes for the first 90 days following the occurrence of such event of default and (ii) 0.50% of the outstanding principal amount of the Convertible Senior Notes for the next 90 days after the first 90 days following the occurrence of such event of default.

In reliance upon recent changes to registration requirements, the Company is not required to and does not intend to file a shelf registration statement for the resale of the Convertible Senior Notes or any Common Stock issuable upon conversion of the Convertible Senior Notes.  As a result, holders may only resell their Convertible Senior Notes or any Common Stock issuable upon conversion of the Convertible Senior Notes pursuant to an exemption from the registration requirements of the Securities Act.

The description of the Convertible Senior Notes Purchase Agreement, the Convertible Senior Notes and the Convertible Senior Notes Indenture set forth above is a summary and is not meant to be a complete description of the Convertible Senior Notes Purchase Agreement, the Convertible Senior Notes and the Convertible Senior Notes Indenture.  The description of the Convertible Senior Notes Purchase Agreement set forth above is qualified by reference to the Convertible Senior Notes Purchase Agreement filed as Exhibit 1.2 and incorporated herein by reference.  The description of the Convertible Senior Notes Indenture and the Convertible Senior Notes set forth above is qualified by reference to the Convertible Senior Notes Indenture (including the form of 3.125% Convertible Senior Notes due 2018 attached thereto) filed as Exhibit 4.1 and incorporated herein by reference.

Senior Notes Offering

On March 24, 2011, James River Escrow Inc. entered into a purchase agreement (the “Senior Notes Purchase Agreement”) with the Initial Purchasers, pursuant to which the Company agreed to sell $275 million principal amount of 7.875% senior notes due 2019 (the “Senior Notes) to the Initial Purchasers in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions that occur outside the United States within the meaning of Regulation S under the Securities Act (the “Senior Notes Offering”).

On March 29, 2011, the Senior Notes Offering was completed, resulting in the sale of $275 million principal amount of Senior Notes to the Initial Purchasers and net proceeds to James River Escrow Inc. of approximately $268.81 million (after payment of the Initial Purchasers discount, but excluding estimated offering expenses).

James River Escrow Inc., a newly formed, wholly-owned, unrestricted subsidiary of the Company, issued the Senior Notes under an indenture dated as of March 29, 2011 (the “Senior Notes Indenture”), between James River Escrow Inc. and the Trustee.  The Company will assume its subsidiary’s obligations under the Senior Notes and the Senior Notes Indenture if the escrow conditions described below are satisfied.  The Senior Notes bear interest at a rate of 7.875% per annum, payable semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2011.  The Senior Notes will mature on April 1, 2019.

The net proceeds of the Senior Note Offering, together with additional amounts necessary to redeem the Senior Notes (the “Escrow Funds”), were deposited into a segregated escrow account on March 29, 2011 pursuant to an escrow agreement dated as of March 29, 2011 (the “Escrow Agreement”), between James River Escrow Inc., U.S. Bank National Association, as trustee and escrow agent, and, solely with respect to certain sections therein, the Company.  The Escrow Funds will remain in escrow until the date on which the escrow conditions described in the Senior Notes Purchase Agreement are satisfied, including the closing of the IRP Acquisition, the concurrent assumption by the Company of all obligations of James River Escrow Inc. under the Senior Notes, the Senior Notes Indenture and the registration rights agreement, dated as of March 29, 2011, between James River Escrow Inc. and Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives of the Initial Purchasers relating to the Senior Notes (the “RRA”), and the issuance of guarantees of the Senior Notes by the subsidiaries of the Company.

If the escrow conditions are not satisfied on or before June 1, 2011 or such earlier date on which the Company determines in its sole discretion that any of the escrow conditions cannot be satisfied, James River Escrow Inc. will be required to redeem the Senior Notes at a redemption price equal to 100% of the aggregate initial offering price of the Senior Notes, together with accrued and unpaid interest from the issue date to, but excluding, the redemption date.

Upon the assumption of the Senior Notes by the Company, the Senior Notes will be the Company’s general senior unsecured obligations and will rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to all of the Company’s future subordinated indebtedness. Upon such assumption, the Senior Notes will be guaranteed on a senior unsecured basis by each of the Company’s existing and future domestic restricted subsidiaries, including IRP and its subsidiaries.

James River Escrow Inc. may redeem some or all of the Senior Notes on or after April 1, 2015 at the redemption prices specified in the Senior Notes Indenture together with accrued and unpaid interest, if any, to, but excluding, the redemption date.  In addition, after the assumption of the Senior Notes by the Company, the Company may redeem up to 35% of the aggregate principal amount of the Senor Notes and any additional notes initially issued under the indenture before April 1, 2014, with the net cash proceeds from certain equity offerings. If the Company undergoes certain kinds of changes of control or makes certain asset sales, it may be required to offer to purchase the Senior Notes from holders at a purchase price equal to 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to the purchase date.

James River Escrow Inc. has agreed pursuant to a the RRA, and the Company will agree in connection with its assumption of the Senior Notes, to use commercially reasonable efforts to file a registration statement pursuant to which the Company will offer to exchange the Senior Notes for substantially similar notes that are registered under the Securities Act or, if required, to file a shelf registration statement to cover resales of the Senior Notes under certain circumstances.

The Senior Notes Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Senior Notes then outstanding may declare the unpaid principal of the Senior Notes and any accrued and unpaid interest thereon immediately due and payable.  In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company, the principal amount of the Senior Notes together with any accrued and unpaid interest thereon will automatically become and be immediately due and payable.

The descriptions of the Senior Notes Purchase Agreement, the Escrow Agreement, the Senior Notes, the Senior Notes Indenture and the RRA set forth above are summaries and are not meant to be a complete description of the Senior Notes Purchase Agreement, the Escrow Agreement, the Senior Notes, the Senior Notes Indenture and the RRA.  The description of the Senior Notes Purchase Agreement set forth above is qualified by reference to the Senior Notes Purchase Agreement filed as Exhibit 1.3 and incorporated herein by reference.  The description of the Escrow Agreement set forth above is qualified by reference to the Escrow Agreement filed as Exhibit 1.4 and incorporated herein by reference.  The descriptions of the Senior Notes Indenture and the Senior Notes set forth above are qualified by reference to the Senior Notes Indenture (including the form of 7.875% Senior Notes due 2019 attached thereto) filed as Exhibit 4.2 and incorporate herein by reference.  The description of the RRA set forth above is qualified by reference to the RRA filed as Exhibit 4.3 and incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information required by Item 2.03 relating to the Convertible Senior Notes, the Convertible Senior Notes Indenture, the Senior Notes and the Senior Notes Indenture is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated hereby by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement relating to shares of Common Stock, dated March 23, 2011, between the Company, UBS Securities LLC and Deutsche Bank Securities Inc., as representatives of the several underwriters named on Schedule I thereto

1.2
Purchase Agreement relating to the 3.125% Convertible Senior Notes, dated March 23, 2011, between the Company, UBS Securities LLC and Deutsche Bank Securities Inc., as representatives of the initial purchasers named on Schedule A thereto.

1.3
Purchase Agreement relating to the 7.785% Senior Notes dated March 24, 2011, between James River Escrow Inc. and, solely with respect to certain sections therein, the Company, Deutsche Bank Securities Inc. and UBS Securities LLC, as representatives for the initial purchasers names on Schedule A thereto.

1.4
Escrow Agreement, dated as of March 29, 2011, among James River Escrow Inc., U.S. Bank National Association, as Escrow Agent and Trustee, and, solely with respect to certain sections therein, the Company

4.1
Indenture relating to the 3.125% Convertible Senior Notes, dated as of March 29, 2011, between the Company and U.S. Bank National Association, as trustee (including the form of 3.125% Convertible Senior Notes)

4.2	Indenture relating to the 7.785% Senior Notes, dated as of March 29, 2011, between James River Escrow Inc. and U.S. Bank National Association, as trustee (including the form of 7.785% Senior Notes)
4.3	Registration Rights Agreement, dated as of March 29, 2011, between James River Escrow Inc., and Deutsche Bank Securities Inc. and UBS Securities LLC, as Representatives of the Initial Purchasers
5.1	Legal Opinion of Kilpatrick Townsend & Stockton LLP with respect to issuance of Common Stock
23.1	Consent of Kilpatrick Townsend & Stockton LLP (see Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date:  March 29, 2011